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                                                                 Exhibit 99.8(h)



                          FUND PARTICIPATION AGREEMENT



      This Fund Participation Agreement (the "Agreement"), dated as of the _____


day of _______________, 2001, is made by and among Integrity Life Insurance


Company ("Integrity Life"), on its own behalf and on behalf of each of its separate accounts (each a "Separate Account" and together the "Separate


Accounts") and the various sub-accounts of each Separate Account (each a


"Sub-Account" or together the "Sub-Accounts") as set forth in Exhibit A attached hereto as amended by the parties from time to time, and Touchstone Variable


Series Trust (the "Trust") and the various series of the Trust (each a "Fund" or together the "Funds"), as set forth in Exhibit B attached hereto as amended by the parties from time to time, all of which Funds serve as underlying investment media for the Sub-Accounts.



      The parties hereby agree as follows:



      1.    Representations and Agreements of the Parties.



      1.1   The Trust makes the following representations and covenants:



      (a)   The Trust has been established and is validly existing and in good standing as a business trust under the laws of the Commonwealth of


            Massachusetts and consists of separate series described in the most recent Post-Effective Amendment to its Registration Statement on


            Form N-1A (the "Trust Registration Statement").



      (b)   The Trust is a no-load diversified, open-end, management investment company and is registered under the Investment Company Act of 1940,


            as amended (the "1940 Act"). The offering of the securities of the


            Trust has been registered under the Securities Act of 1933, as amended (the "1933 Act").



      (c)   The Trust has supplied written information regarding the Trust and each of the Funds to Integrity Life for inclusion in the


            Post-Effective Amendments to the Registration Statements of the


            Separate Accounts (the "Integrity Life Registration Statements") for


            the Contracts (as defined in Section 1.2(a) below) to be issued by the Separate Accounts. The information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.



      (d)   The Trust Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. This representation does not extend to statements or omissions made in reliance upon and in conformity with written information furnished by Integrity Life for inclusion in the


            Trust Registration Statement.



      (e)   The Trust and each Fund complies with and qualifies under the requirements applicable to regulated investment companies under


            Subchapter M of the Internal Revenue Code of 1986, as amended (the


            "Code"). The Trust will notify Integrity



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            Life immediately upon having a reasonable basis for believing that the Trust or any Fund has ceased to comply with these requirements or might not meet these requirements in the future.



      (f)   Each Fund complies with the diversification requirements set forth in Section 5(b)(1) of the 1940 Act and Section 817(h) of the Code


            and Section 1.817-5(b) of the regulations under the Code. The Trust will notify Integrity Life immediately upon having a reasonable basis for believing that any Fund has ceased to meet these requirements or might not meet these requirements in the future.



      (g)   Except for shares or interests sold for organizational purposes prior to the effective date of the initial Registration Statement of the Trust, the Trust will not sell shares of the Funds to purchasers other than the Separate Accounts or one or more other separate accounts established by Integrity Life or other life insurance companies.



      1.2   Integrity Life makes the following representations and covenants:



      (a)   Integrity Life is an insurance company organized and is validly existing and in good standing under applicable law and has legally and validly established the Separate Accounts as separate accounts under __________________ law. The Separate Accounts are registered as unit investment trusts under the 1940 Act to serve as investment vehicles for variable annuity contracts and flexible premium variable universal life insurance contracts to be offered by the


            Separate Accounts (the "Contracts").



      (b)   The offering of the Contracts has been registered under the 1933


            Act. The Contracts are treated as annuity contracts or life insurance contracts under the applicable provisions of the Code.


            Integrity Life will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or might not be so treated in the future.



      (c)   Each Sub-Account is a "segregated asset account" for purposes of diversification testing. Interests in each Sub-Account are offered exclusively through the purchase of a "variable contract," within the meaning of such term under Section 817(d) of the Code. Integrity


            Life will notify the Trust immediately upon having a reasonable basis for believing that these requirements are no longer being met or might not be met in the future.



      (d)   The information regarding Integrity Life and the Separate Accounts that Integrity Life has supplied to the Trust for inclusion in the


            Trust Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.



      1.3 The representations and covenants contained in Sections 1.1 and 1.2 are continuing representations and covenants of each party making them and must be satisfied throughout the term of this Agreement. The Trust will provide


Integrity Life, within ten (10)




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business days (y) after the end of each year, a letter from the appropriate officer of the Trust certifying to the continued accuracy of the representations contained in Section 1.1 above, and (z) after the end of each calendar quarter,


a detailed listing of the individual securities and other assets, if any, held by each Fund as of the end of such calendar quarter. Integrity Life will provide the Trust, within ten (10) business days after the end of each year, a letter from the appropriate officer of Integrity Life certifying to the continued


accuracy of the representations contained in Section 1.2 above.



      2. Marketing. Integrity Life, through its distributor (the "Distributor"),


will make all reasonable efforts to market the Contracts. In marketing the contracts, Integrity Life and the Distributor will comply with all applicable state or federal securities and insurance laws. Integrity Life will adopt and implement procedures reasonably designed to ensure that information concerning the Trust and its affiliates that is intended for use only by brokers or agents selling the Contracts ("broker only materials") is so used and neither the Trust nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such "broker only materials."



      3. Valuation and Purchase and Redemption Orders.



      3.1 The Trust will use its best efforts to cause its administrative services and fund accounting agent (the "Accounting Agent"), or any other person acting in a similar role, to provide to Integrity Life, promptly following the close of trading (the "Close") on each Business Day (as defined in 3.3 below),


(x) the net asset value per share for each Fund as of the Close on that Business


Day, (y) the per share amount of any dividend or capital gain distribution made by a Fund in respect of the shares held by the corresponding Sub-Account, if the


"ex-dividend" date for such dividend or distribution has occurred since the


Close of the preceding Business Day, and (z) based on these net asset values and dividends and distributions, the Accumulation Unit Value (as such term is defined in the Integrity Life Registration Statement) to be used in determining values in each Sub-Account.



            If the Trust provides Integrity Life with materially incorrect share net asset value information, the Trust will make, or will cause the Accounting


Agent to make, an adjustment to the number of shares purchased or redeemed for the Separate Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share,


dividend or capital gains information, or Accumulation Unit Values will be reported promptly upon discovery to Integrity Life.



            Notwithstanding the above, the Trust will not be held responsible for providing Integrity Life with values on any day that is not a Business Day,


when an emergency exists making the valuation of a Fund's portfolio securities not reasonably practicable, or during any period when the Securities and


Exchange Commission ("SEC") has by order permitted the suspension of pricing of shares for the protection of shareholders.



      3.2 The Trust will execute all orders from Integrity Life (whether net purchases or net redemptions) at the net asset value per share, as determined as of the Close on the Business Day on which the orders were duly received by


Integrity Life from owners of the Contracts in accordance with the Integrity


Life Registration Statement. For purposes of this Section 3.2,




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Integrity Life will be the designee of the Trust for receipt of orders from owners of the Contracts. Accordingly, receipt of an order for the purchase or the redemption of shares of the Trust by Integrity Life will, for purposes of


Section 3.1 above and this Section 3.2, constitute receipt of an order by the


Trust, provided that the Trust receives notice of the order by 11:00 A.M. on the following Business Day.



      Orders received by Integrity Life will be sent directly to the Trust or its specified agent, and payment for purchases, net of redemptions, will be wired to a custodial account designated by the Trust. If redemptions for the


Trusts for any period exceed purchases, the Trust will wire the excess amount to an account designated by Integrity Life.



      Promptly after executing the orders, the Trust will provide to Integrity


Life a written confirmation, which will include (x) the number of shares of the


Trust in each Fund at the Close of the preceding Business Day, (y) a detailed account, by dollars and by shares, of the purchases and redemptions for the


Trust (and the net result of the purchases and redemptions) by each Sub-Account since the Close of the applicable Business Day, and (z) the number of shares of each Fund of the Trust held by each Fund's corresponding Sub-Account after all such transactions have been executed.



      3.3 "Business Day" means any day on which the New York Stock Exchange is open for trading and each other day, if any, on which the Trust is required to calculate the net asset value of a Fund, as set forth in the Trust Registration


Statement.



      4.1 Expenses. All expenses related to (y) the establishment and operation of the Trust, including all costs of registration and other compliance under state and federal laws and (z) the performance by the Trust of its obligations under this Agreement, will be paid by the Trust.



      4.2 Documents To Be Provided by Trust. The Trust will provide to Integrity


Life, for use by the Separate Accounts and the Sub-Accounts, a reasonable quantity of (w) all prospectuses of the Trust or any Fund required for delivery to existing Contract owners and all related statements of additional information, (x) all proxy material required for meetings of shareholders of the


Trust or any Fund thereof, (y) all periodic reports to shareholders of the Trust required to be delivered to the Contract owners and (z) any other material required by applicable laws, rules or regulations to be distributed to the owners of the Contracts.



      5. Sales Representations. Except with the express written permission of the Trust, Integrity Life and its agents will not make any representations concerning the Funds other than those contained in (w) the then current prospectuses and related statements of additional information of the Trust or any Fund, (x) published reports or other materials of the Trust that are in public domain and approved by the Trust for distribution, (y) any current printed sales literature of the Trust or any Fund and (z) any current printed sales literature related to the Contracts that is delivered to the Trust and as to which the Trust has not objected by notice to Integrity Life given in accordance with Section 17.



      6. Administrative Services to Contract Owners. Administrative services to


Contract owners will be the responsibility of Integrity Life and will not be the responsibility of the Trust.




                                       4


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The Trust recognizes that Integrity Life, through the Separate Accounts and the


Sub-Accounts, will be a shareholder of the Trust and the Funds for the benefit of owners of the Contracts.



      7. Information To Be Provided by Trust.



      (a)   The Trust will provide Integrity Life, after the end of each fiscal year of the Trust, with such investment advisory expense data and other expense data of each Fund for the fiscal year, and with such other information related to the Trust or the Funds as may be necessary to enable Integrity Life to fulfill, on a timely basis,


            its prospectus disclosure obligations under federal securities laws and its obligations under the Contracts to provide information to the Contract owners.



      (b)   The Trust will provide Integrity Life, as soon as reasonably practical after the end of each fiscal year of the Trust, with all information regarding the Funds required by Integrity Life to meet the requirements imposed on it, the Separate Accounts or the


            Sub-Accounts pursuant to Rule 30e-2 under the 1940 Act.



      (c)   The Trust will promptly disclose in writing to Integrity Life any information regarding the Trust or any Fund that is reasonably required by Integrity Life in order to cause the information regarding the Trust and the Funds included in the prospectuses,


            statements of additional information and other disclosure documents then being used by Integrity Life in connection with its offering of the Contracts to conform to the representations and covenants made in Section 1.1.



      8. Voting. So long as, and to the extent that, the SEC continues to interpret the 1940 Act to require (and so long as any state insurance department or agency having jurisdiction requires) pass-through voting privileges for variable contract owners, the Trust will provide Integrity Life, on a timely basis and at no cost to Integrity Life, with sufficient copies of all proxy material for distribution to the Contract owners. Integrity Life will distribute all the material, will solicit voting instructions from Contract Owners and will vote shares in the applicable Fund in accordance with instructions received from the Contract owners. Integrity Life will vote those shares for which no instructions have been received in the same proportion as the portion for which instructions have been received from Contract owners. Integrity Life will not recommend or oppose action in connection with any such vote or interfere with any such solicitation of proxies.



      9. Insurance. The Trust will maintain, without cost or expense to


Integrity Life, (y) fidelity bond coverage in an amount not less than the minimum coverage required by Rule 17g-1 under the 1940 Act, and (z) errors and omissions coverage in an amount and with companies determined by the Board of


Trustees of the Trust. The Trust and each Fund will be named insureds under each such coverage. At the request of Integrity Life, which may be made not more frequently than twice in any calendar year, the Trust will supply, or cause the company issuing such policies to supply evidence in writing that the bonds and other insurance policies called for by this Section 9 are then in force with such companies and in such amounts as either comply with Rule 17g-1 or have been approved by the Board of Trustees of the Trust.




                                       5


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      10.   Termination.



      10.1  This Agreement will terminate:



      (a)   at the option of any party, upon not less than 60 days advance written notice to the other parties;



      (b)   at the option of the Trust, with respect to any one or more of the


            Funds, if the Board of Trustees of the Trust determines that liquidation of the Fund or Funds is in the best interests of each


            Fund and its beneficial owners; provided that any such Fund will be continued in operation for a sufficient period of time after the determination to permit the substitution of the shares of another investment company for the shares of the Fund in accordance with applicable laws, rules or regulations or SEC staff positions;



      (c)   at the option of Integrity Life, immediately upon delivery of written notice to the Trust, if (w) any Fund ceases to qualify as a regulated investment company under Subchapter M of the Code or fails to comply with Section 817(h) or the Code, provided that the termination will be effective only as to those Funds that ceases to qualify or fails to comply (x) shares in any Fund are not available for any reason to meet the requirements of the Contracts, as determined by Integrity Life, provided that the termination will be effective only as to those Funds that are not reasonably available,


            (y) any one or more of the representations set forth in Section 1.1 are, individually or in the aggregate, materially untrue, or if the


            Trust breaches any one or more of the terms of this Agreement and such breaches are, individually or in the aggregate, material, or


            (z) any combination of untrue representations and breaches of agreement terms are, individually or in the aggregate, material;



      (d)   at the option of the Trust, immediately upon delivery of written notice to Integrity Life, if (x) any Contract ceases to qualify as an annuity contract or life insurance contract under the Code (other than by reason of a Fund's noncompliance with Subchapter M or


            Section 817(h) of the Code), provided that the termination will be effective only as to those Contracts that cease to qualify, (y) any one or more of the representations set forth in Section 1.2 are,


            individually or in the aggregate, materially untrue, or if Integrity


            Life breaches any one or more of the terms of this Agreement and such breaches are, individually or in the aggregate, material, or


            (z) any combination of untrue representations and breaches of agreement terms are, individually or in the aggregate, material;



      (e)   at the option of the Trust, immediately upon delivery of written notice to Integrity Life, if formal proceedings against a Separate


            Account or Integrity Life have been instituted by the National


            Association of Securities Dealers ("NASD"), the SEC or any other regulatory body;

      (f)   at the option of Integrity Life, immediately upon delivery of written notice to the Trust, if formal proceedings against the Trust have been instituted by the NASD, the SEC or any other regulatory body;



      (g)   at the option of the Trust or Integrity Life, immediately upon notice to the other party, if shares of the Funds or the Contracts are not issued or sold in conformance with federal law or such law precludes the use of shares in the Fund as an underlying investment medium for the corresponding Sub-Account or indirectly for the


            Contracts issued or to be issued by the Separate Accounts,. provided that the termination will be effective only as to those Funds or those Contracts that are adversely affected; or



      (h)   with respect to any Fund, if either the requisite vote of the


            Contract owners having an interest in the Fund is obtained for, or the SEC gives requisite approval to, the substitution of the shares or interests of another investment company for the shares of the


            Fund as investments for any one or more of the Sub-Accounts;


            provided that Integrity Life gives the Trust not less than 60 days prior written notice of either (y) any such proposed vote of


            Contract owners, or (z) any proposed application for an order of substitution from the SEC.



      10.2 Prompt notice of any triggering event described in Section 10(b) -


Section 10(g) above occur will be given by any party to the other parties.



      10.3 The parties hereto agree to cooperate and give reasonable assistance to the other parties in taking all necessary and appropriate steps for the purpose of ensuring that a Sub-Account or a Separate Account owns no shares of a


Fund as soon as reasonably practicable after the termination of the Agreement.



      11. Termination Does Not Relieve Certain Obligations. Termination as the


result of any cause listed in Section 10, except as and in respect of any Fund or Funds as to which this Agreement was terminated in accordance with Section


10(b) or Section 10(f), will not affect the obligation of the Trust to provide shares of the Funds for investment by the Sub-Accounts (and all related information required by Integrity Life, the Separate Accounts and the


Sub-Accounts to meet the requirements of the 1940 Act and the Code as to such investment) in connection with the Contracts then in force for which the shares of the Funds are serving as underlying investment media, unless the further sale of the shares is proscribed by law, by the SEC or by any other regulatory body.



      12.   Indemnification.



      12.1  Of Trust by Integrity Life.



      (a)   Except to the extent provided in Sections 12.1(b) and 12.1(c) below,


            Integrity Life agrees to indemnify and hold harmless the Trust, its affiliates, and each person, if any, who controls the Trust or its affiliates within the meaning of Section 15 of the Securities Act of


            1933 (the "1933 Act") and each of their respective Trustees,


            directors and officers, (collectively, the "Indemnified Parties" for the purposes of this Section 12.1) against any and all losses,


            claims, damages, liabilities

            (including amounts paid in settlement with the written consent of


            Integrity Life) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the


            Indemnified Parties may become subject under any statute or regulation, at common law or otherwise; provided, a Sub-Account owns shares of the corresponding Fund and insofar as such losses, claims,


            damages, liabilities or actions:



            (1)   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any


                  Integrity Life Registration Statement or related prospectus,


                  the Contracts, or sales literature or advertising for the


                  Contracts (or any amendment or supplement to any of the


                  foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements


                  therein not misleading; provided, that this agreement to


                  indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Integrity Life or the Distributor by or on behalf of the Trust for use in such Integrity Life Registration


                  Statement or related prospectus, the Contracts, or sales


                  literature or advertising for the Contracts, or otherwise for use in connection with the sale of the Contracts or shares of the Funds (or any amendment or supplement to any of the


                  foregoing); or



            (2)   arise out of or as a result of any other statements or


                  representations (other than statements or representations


                  contained in the Trust Registration Statement or any related prospectus, or sales literature or advertising of the Trust


                  [or any amendment or supplement to any of the foregoing] that were not supplied for use therein by or on behalf of Integrity


                  Life, the Distributor or their respective affiliates and on which such persons have reasonably relied) or the negligent,


                  illegal or fraudulent conduct of Integrity Life, the


                  Distributor or their respective affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member" as that term is defined in paragraph (q) of Article I of the NASD's By-Laws) in


                  connection with the sale or distribution of the Contracts or shares of the Funds; or



            (3)   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust


                  Registration Statement or any related prospectus or sales


                  literature or advertising of the Trust (or any amendment or supplement to any of the foregoing) or the omission or alleged omission to state therein a material fact required to be


                  stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in


                  reliance upon and in conformity with information furnished to the Trust or its affiliates by or on behalf of Integrity Life,


                  the Distributor or their respective affiliates for use in the


                  Trust Registration Statement or any related prospectus or


                  sales
                  literature or advertising of the Trust (or any amendment or supplement to any of the foregoing); or



            (4)   arise as a result of any failure by Integrity Life or the


                  Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by Integrity Life in this Agreement or arise out of or result from any other material breach of this


                  Agreement by Integrity Life or the Distributor; or



            (5)   arise as a result of failure of the Contracts to qualify as annuity contracts or life insurance contracts under the Code,


                  otherwise than by reason of any Fund's failure to comply with


                  Subchapter M or Section 817(h) of the Code.



      (b)   Integrity Life shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties


            (y) under this Agreement or (z) to the Trust.



      (c)   Integrity Life shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless the Trust shall have notified Integrity Life in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Integrity Life of any such action shall not relieve Integrity Life from any liability which it may have to the


            Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified


            Party, Integrity Life shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified


            Party named in the action, which approval shall not be unreasonably withheld. After notice from Integrity Life to such Indemnified Party of Integrity Life's election to assume the defense thereof, the


            Indemnified Party will cooperate fully with Integrity Life and shall bear the fees and expenses of any additional counsel retained by it,


            and Integrity Life will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.



      12.2  Of Integrity Life by Trust.



      (a)   Except to the extent provided in Section 2 and Sections 12.2(c),


            12.2(d) and 12.2(e) below, the Trust agrees to indemnify and hold harmless Integrity Life, its
            affiliates, and each person, if any, who controls Integrity Life or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the


            "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise;


            provided, a Sub-Account owns shares of the corresponding Fund and insofar as such losses, claims, damages, liabilities or actions:



            (1)   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust


                  Registration Statement or any related prospectus, or sales literature or advertising of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state


                  therein a material fact required to be stated therein or


                  necessary to make the statements therein not misleading;


                  provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or its


                  affiliates by or on behalf of Integrity Life or its affiliates for use in the Trust Registration Statement or any related prospectus, or sales literature or advertising of the Trust,


                  or otherwise for use in connection with the sale of the


                  Contracts or shares of the Funds (or any amendment or


                  supplement to any of the foregoing); or



            (2)   arise out of or as a result of any other statements or


                  representations (other than statements or representations


                  contained in any Integrity Life Registration Statement or


                  related prospectus, or sales literature or advertising for the


                  Contracts [or any amendment or supplement to any of the


                  foregoing] that are not supplied for use therein by or on


                  behalf of the Trust or its affiliates and on which such


                  persons have reasonably relied) or the negligent, illegal or fraudulent conduct of the Trust or its affiliates or persons under their control (including, without limitation, their


                  employees and "persons associated with a member" as that term is defined in Section (q) of Article I of the NASD By-Laws) in connection with the sale or distribution of shares of the


                  Funds; or



            (3)   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any


                  Integrity Life Registration Statement or related prospectus,


                  or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing) or the


                  omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the


                  statements therein not misleading, if such statement or


                  omission was made in reliance upon and in conformity with


                  information furnished to Integrity Life, the Distributor or their respective affiliates by or on behalf of the Trust or its affiliates for use in any Integrity Life Registration


                  Statement or related prospectus, or sales literature or


                  advertising for the Contracts (or any amendment or supplement to any of the foregoing); or



            (4)   arise as a result of any failure by the Trust to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any


                  material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.



      (b)   Except to the extent provided in Sections 12.2(c), 12.2(d) and


            12.2(e) hereof, the Trust agrees to indemnify and hold harmless the


            Indemnified Parties from and against any and all losses, claims,


            damages, liabilities (including amounts paid in settlement thereof with the written consent of the Trust), or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages,


            liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (y) Subchapter M of the Code and regulations thereunder, or (z) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners asserting liability against Integrity


            Life pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by Integrity Life of shares of another investment company or portfolio for those of any adversely affected Fund if


            Integrity Life reasonably deems such substitution to be necessary or appropriate as a result of the noncompliance.



      (c)   The Trust shall not be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an


            Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such


            Indemnified Party's reckless disregard of its obligations and duties


            (y) under this Agreement or (z) to Integrity Life.



      (d)   The Trust shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified


            Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such action shall not relieve the


            Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, the Trust will be entitled to
            participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the


            Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party will cooperate fully with the Trust and shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such


            Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party


            independently in connection with the defense thereof, other than reasonable costs of investigation.



      (e)   In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity,


            including, without limitation, Integrity Life or any other participating insurance company or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (x) a breach of any representation, warranty,


            and/or covenant made by Integrity Life hereunder or by any participating insurance company under an agreement containing substantially similar representations, warranties and covenants; (y)


            the failure by Integrity Life or any participating insurance company to maintain its segregated asset account (which invests in any Fund)


            as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or


            (z) the failure by Integrity Life or any participating insurance company to maintain its variable annuity or life insurance contracts


            (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.



      12.3 Effect of Notice. Any notice given by the indemnifying party to an


Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying party will in no event be deemed to be an admission by the indemnifying party of liability,


culpability or responsibility, and the indemnifying party will remain free to contest liability with respect to the response to the claim among the parties or otherwise.



      13. Mixed Funding Procedures. The parties agree to comply with the mixed funding procedures set forth in Exhibit C attached hereto. If, at any time during which any Fund is serving as an investment medium for the Contracts,


Rules 6(e)-3(T) or 6e-2 promulgated under the 1940 Act are amended, a permanent rule replacing Rule 6(e)-3(T) is adopted by the SEC, any other rule is adopted by the SEC that provides exemptive relief with respect to mixed funding or shared funding, or the Trust obtains an exemptive order related to mixed funding or shared funding, the parties will comply with the applicable terms and conditions thereof and Exhibit C shall be deemed modified if and only to the extent required in order to comply with the applicable terms and conditions thereof.

      14. Additional Separate Accounts and Available Funds.



      14.1 The parties hereto may agree, from time to time, (y) to amend


Schedule A to permit additional sub-accounts or additional separate accounts of


Integrity Life ("Additional Accounts") to purchase shares of the Funds or additional series of the Trust ("Additional Funds") or (z) to amend Schedule B to make the Funds or Additional Funds available for purchase by the Separate


Accounts or Additional Accounts or to delete, combine or modify the series of the Trust available for purchase by the Separate Accounts or Additional


Accounts. Upon such amendment to Schedule A or to Schedule B, any applicable reference to a Sub-Account, a Separate Account or a Fund shall include a reference to the Additional Accounts or the Additional Funds. Schedules A and B,


as amended from time to time, are incorporated herein by reference and are a part of this Agreement.



      14.2 The Board of Trustees of the Trust (the "Trustees") may refuse to sell shares of any series of the Trust to any person. The Trustees may suspend or terminate the offering of shares of any series of the Trust if (y) such action is required by law or by regulatory authorities having jurisdiction or


(z) in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such series.



      15. Confidentiality. [TEXT TO BE INSERTED]



      16. Trademarks and Fund Names. [TEXT TO BE INSERTED]



      17. Notices. Any notice, claim, request or demand required by this


Agreement will be in writing and will be deemed to have been duly given on the day delivered or transmitted by fax or on the third business day after mailing


(first class, postage prepaid) to the fax numbers or addresses set forth below:



      (a)   If to Integrity Life (for itself or on behalf of any Separate


            Account or any Sub-Account):



            Integrity Life Insurance Company



            Louisville KY


            Fax:  (502) _____-__________


            Attn:  ___________________________



            with a copy to:



            Fax:  (   ) _____-___________

      (b)   If to the Trust (for itself or on behalf of any of its Funds):



            Touchstone Variable Series Trust


            211 East Fourth Street, Suite 300


            Cincinnati, Ohio  45202


            Fax:  (513) 362-


            Attn: Jill T. McGruder



            with a copy to:



            Karen M. McLaughlin


            Frost Brown Todd LLC


            2200 PNC Center


            Cincinnati, Ohio 45202


            Fax: (513) 651-6981



      18. No Waiver. The forbearance or neglect of any party to insist upon strict compliance by any other party, with any of the provisions of this


Agreement, whether continuing or not, or to declare a termination against the other party, will not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any other party will affect the rights or privileges of any party in the event of a further default or failure of performance.



      19. Assignment. No party to this Agreement may assign this Agreement or any interest in the Agreement, by operation of law or otherwise, without the prior written consent of all other parties to this Agreement.



      20. Governing Law. This Agreement will be construed and the provisions of this Agreement interpreted under and in accordance with the laws of Ohio. This


Agreement will be subject to the provisions of the federal securities statutes,


rules and regulations, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms of this Agreement will be interpreted and construed in accordance therewith.



      21. Trust Liability. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the


Trust. None of the Trustees, officers, agents or shareholders of the Trust will be personally liable for obligations entered into on behalf of the Trust.



      22. Severability. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this


Agreement will not be affected thereby.



      23. Rights Cumulative. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights,


remedies and obligations, at law or equity, that the parties are entitled to under federal and state laws.



      24. Survival of Specified Provisions. [TEXT TO BE INSERTED]

      25. Cooperation. Each party to this Agreement will cooperate with each other party and all appropriate regulatory authorities and will permit each other party and such authorities reasonable access to its books and records


(including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.



      26. Headings. The headings used in the Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.



      27. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together will constitute one and the same instrument.



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the


_____ day of ___________________, 2001.



                                       INTEGRITY LIFE INSURANCE COMPANY



                                       By:______________________________________



                                          ______________________________________


                                          Name



                                          ______________________________________


                                          Title



                                       TOUCHSTONE VARIABLE SERIES TRUST



                                       By:______________________________________


                                          Jill T. McGruder, President

                                    EXHIBIT A



                          Fund Participation Agreement


      Integrity Life Insurance Company and Touchstone Variable Series Trust



Small Cap Value Sub-Account



Emerging Growth Sub-Account



International Equity Sub-Account



High Yield Sub-Account



Value Plus Sub-Account



Growth & Income Sub-Account



Enhanced 30 Sub-Account



Balanced Sub-Account



Bond Sub-Account



Standby Income Sub-Account



Growth/Value Sub-Account



Equity Sub-Account



Money Market Sub-Account

                                    EXHIBIT B



                          Fund Participation Agreement


      Integrity Life Insurance Company and Touchstone Variable Series Trust



Touchstone Small Cap Value Fund



Touchstone Emerging Growth Fund



Touchstone International Equity Fund



Touchstone High Yield Fund



Touchstone Value Plus Fund



Touchstone Growth & Income Fund



Touchstone Enhanced 30 Fund



Touchstone Balanced Fund



Touchstone Bond Fund



Touchstone Standby Income Fund



Touchstone Growth/Value Fund



Touchstone Equity Fund



Touchstone Money Market Fund

                                    EXHIBIT C



                          Fund Participation Agreement


      Integrity Life Insurance Company and Touchstone Variable Series Trust


                            Mixed Funding Procedures



A.    Background



      Touchstone Variable Series Trust ("TVST") currently offers its shares to variable annuity separate accounts ("VA Separate Accounts") and variable life insurance separate accounts ("VLI Separate Accounts") of the same insurance company or affiliated insurance companies. This type of structure is referred to as a "mixed funding" arrangement.



Conditions Imposed by Rule 6e-3(T)(b)(15)



      Rule 6e-3(T)(b)(15) under the Investment Company Act of 1940 provides an exemption from many of the provisions of the 1940 Act to flexible premium VLI


Separate Accounts. It also imposes numerous conditions upon flexible premium VLI


Separate Accounts, including specific conditions that govern the manner in which a mixed funding arrangement may be implemented. These conditions are listed below.



      1.    The underlying fund's board of trustees must consist of a majority of disinterested trustees (the "Independent Trustees").



      2.    The fund's board of trustees must monitor for the existence of any material irreconcilable conflicts between the interests of variable annuity contract owners and scheduled or flexible premium variable life insurance policyholders investing in the underlying fund.



      3.    The insurance company or companies must agree that it (they) will be responsible for reporting any potential or existing conflicts to the fund's board of trustees.



      4.    If a conflict arises, the insurance company (companies) must, at its


            (their) own cost, remedy such conflict up to and including establishing a new registered management investment company and segregating the assets underlying the variable annuity contracts and the scheduled or flexible policies.



Possible Conflicts



      A material irreconcilable conflict could arise for a variety of reasons,


including:



      1.    an action by state insurance or other regulatory authority



      2.    a change in applicable federal or state insurance, tax or securities law or regulation, the issuance of a public ruling, private letter ruling, no-action letter or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities



      3.    an administrative or judicial decision in any relevant proceeding

      4.    the manner in which the investments of the underlying fund are being managed



      5.    a difference in voting instructions given by variable annuity contract owners and scheduled or flexible premium variable life insurance policyholders



      6.    a decision by a participating insurance company to disregard the voting instructions of contract owners or policyholders or



      7.    loss of tax-deferred status by a participating insurance company separate account



B.    Request for Reports



      In order for the Board of Trustees of TVST to monitor for potential conflicts, it will request such reports, materials and data as it deems necessary from life insurance companies whose VA Separate Accounts and VLI


Separate Accounts invest in any Fund of TVST.



      The Board of Trustees of TVST will request that each participating life insurance company submit an annual report describing any potential or existing conflict among the interests of the variable annuity contract owners and the scheduled or flexible premium life insurance policyholders that invest in any


Fund in TVST. In addition, the Board will request that each participating insurance company submit a similar report if, at any time during the year, the insurance company perceives any potential or existing conflict among the contract owners and policyholders that invest in any Fund in TVST.



      The Board of Trustees of TVST will request that each participating insurance company report on any potential or existing conflict based on (1) the reasons list above or (2) any other reason discovered by the insurance company that creates or could potentially create a conflict.



C.    Board Actions To Remedy Conflicts



      If the Board of Trustees of TVST determines that there is a material irreconcilable conflict, it will give the applicable insurance company


(companies) written notice of the conflict.



      Each participating insurance company will be required to take whatever steps are deemed necessary, as determined by a majority of Independent Trustees of TVST, to remedy or eliminate the conflict. Each participating insurance company will be required to bear the expenses of remedying or eliminating the conflict.



      The steps that the Board of Trustees of TVST might require a participating insurance company to take could include the actions described below.



      1.    The Board of Trustees might require the insurance company to withdraw the assets allocable to some or all of its separate accounts from the Funds in TVST and reinvest such assets in a different investment medium, which may include another fund.



      2.    The Board of Trustees might require the insurance company to submit the question of whether such segregation should be implemented to a vote of all affected contract
            owners and policyholders and, as appropriate, segregating the assets of any appropriate group that votes in favor of segregation.



      3.    The Board of Trustees might require the insurance company to offer the option of making such a change to the affected contract owners and policyholders.



      4.    The Board of Trustees might require the insurance company to establish a new registered management investment company or managed separate account.




                                      C-3